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EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
($ in millions)

                                                                            SIX MONTHS           TWELVE MONTHS      TWELVE MONTHS
                                                                          ENDED JUNE 30,      ENDED DECEMBER 31,  ENDED DECEMBER 31,
              CONSOLIDATED BASIS                                               2001                 2000                1999
              ------------------                                          --------------      ------------------  ------------------
Pretax earnings (loss) from continuing operations                           $ (109.0)             $  355.4           $  161.5

Less undistributed earnings in unconsolidated affiliates                        (2.6)                 (1.0)             (29.0)

Interest expense (A)                                                             8.4                  16.1               14.7

Portion of rent representative of interest expense                               1.3                   0.9                0.6
                                                                            --------              --------           --------

  Operating earnings as adjusted                                            $ (101.9)             $  371.4           $  147.8
                                                                            ========              ========           ========

Interest expense (A)                                                        $    8.4              $   16.1           $   14.7

Portion of rent representative of interest expense                               1.3                   0.9                0.6
                                                                            --------              --------           --------

  Total fixed charges                                                       $    9.7              $   17.0           $   15.3
                                                                            ========              ========           ========

     RATIO OF EARNINGS TO FIXED CHARGES                                        (10.5)(B)              21.8                9.7
                                                                            ========              ========           ========
Preferred stock dividend requirements                                       $    3.4              $    0.0           $    0.0

Effective percentage for dividend gross-up (1-effective tax rate)                1.0                   0.0                0.0
                                                                            --------              --------           --------

  Effective preferred stock dividend requirements                           $    3.4              $    0.0           $    0.0
                                                                            --------              --------           --------

  Total fixed charges and preferred stock dividends                         $   13.1              $   17.0           $   15.3
                                                                            ========              ========           ========

     RATIO OF EARNINGS TO FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS                                            (7.8)(B)              21.8                9.7
                                                                            ========              ========           ========

                                                                           TWELVE MONTHS      TWELVE MONTHS        TWELVE MONTHS
                                                                         ENDED DECEMBER 31,  ENDED DECEMBER 31,  ENDED DECEMBER 31,
                                                                               1998              1997                  1996
                                                                         ------------------  ------------------  ------------------
Pretax earnings (loss) from continuing operations                             $  79.6           $  101.3           $  22.4

Less undistributed earnings in unconsolidated affiliates                        (17.2)             (14.7)             (8.2)

Interest expense (A)                                                             13.7               10.6              10.3

Portion of rent representative of interest expense                                0.6                0.6               0.6
                                                                              -------           --------           -------

  Operating earnings as adjusted                                              $  76.7           $   97.8           $  25.1
                                                                              =======           ========           =======

Interest expense (A)                                                          $  13.7           $   10.6           $  10.3

Portion of rent representative of interest expense                                0.6                0.6               0.6
                                                                              -------           --------           -------

  Total fixed charges                                                         $  14.3           $   11.2           $  10.9
                                                                              =======           ========           =======

     RATIO OF EARNINGS TO FIXED CHARGES                                           5.4                8.7               2.3
                                                                              =======           ========           =======

Preferred stock dividend requirements                                         $   0.0           $    0.0           $   0.0

Effective percentage for dividend gross-up (1-effective tax rate)                 0.0                0.0               0.0
                                                                              -------           --------           -------

  Effective preferred stock dividend requirements                             $   0.0           $    0.0           $   0.0
                                                                              -------           --------           -------

  Total fixed charges and preferred stock dividends                           $  14.3           $   11.2           $  10.9
                                                                              =======           ========           =======

     RATIO OF EARNINGS TO FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS                                              5.4                8.7               2.3
                                                                              =======           ========           =======
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(A) Includes amortized premiums, discounts and capitalized expenses related to indebtedness.

(B) Due to the Registrant's loss in the 2001 period, the ratio coverage was less than 1:1.